EXHIBIT 99.1

ChinaCast Education Corporation Announces 2007 US GAAP Fourth Quarter and Audited Full Year Results

 * Full Year 2007 Net Income of US$8 million exceeds high side guidance of US$7.5 million; increase of 198% from 2006 before adjusting for one-off charges and gains.
 * Foreign Trade and Business College of Chongqing Normal University
   acquisition to close imminently and contribute to earnings results starting Q2-2008

BEIJING, March 31, 2008 (PRIME NEWSWIRE) -- ChinaCast Education Corporation ("ChinaCast" or the "Company") (Nasdaq:CAST), one of the leading e-learning and training services providers in China, today announced its US GAAP financial results for the fourth quarter and audited full year ended December 31, 2007.

Financial Highlights for the Full Year Ended December 31, 2007(a)

 * Total revenue for 2007 increased 8% to RMB187.7 million
   (US$25.7 million) from 2006.
   -- Revenue from services for 2007 increased 19% to RMB148.9 million (US$20.4 million) from 2006.
   -- Revenue for equipment sales for 2007 decreased 20% to
      RMB38.8 million (US$5.3 million) from 2006.
 * Net income for 2007 increased 198% to RMB58.7 million
   (US$8.0 million) from 2006 before adjusting for one-off charges and gains due to an impairment loss and a gain on disposal.
 * Gross margin increased to 55% in 2007, from 49% in 2006.
 * The net margin increased to 31% in 2007, from 11% in 2006.
 * Cash and term deposits totalled RMB734 million (US$100.6 million)
   on December 31, 2007.
 * Basic and diluted earnings per share for 2007 were RMB2.21
   (US$0.30) and RMB2.10 (US$0.29) respectively.  Weighted average shares used in the computation of basic and diluted earnings per share for 2007 were 26.6 million and 28.0 million respectively.

 (a) Dollar values are calculated at the exchange rate of US$1.0 =
     RMB7.3 for the fourth quarter and full year 2007

2007 Business Highlights

 * The Company opened eight new Daily English Language Training
   Centers in Beijing, since July 2007.
 * On October 29, 2007, the Company successfully completed its listing on the NASDAQ Global Market.
 * On December 4, 2007, the Company announced a non-binding
   Memorandum of Understanding (MOU) to acquire up to 80% of the equity of the Foreign Trade and Business College of Chongqing
   Normal University.

Financial Highlights for the Fourth Quarter Ended December 31, 2007

 * Total revenue for the fourth quarter of 2007 increased 8% to
   RMB59.6 million (US$8.2million) from the fourth quarter of 2006.
   -- Revenue from services for the fourth quarter of 2007
      increased 26% to RMB42.9 million (US$5.9 million) from the fourth quarter of 2006.
   -- Revenue from equipment sales for the fourth quarter of 2007 decreased 21% to RMB16.7 million (US$2.3 million) from the fourth quarter of 2006.
 * Net income for the fourth quarter of 2007 came to RMB14.8 million
   (US$2.0 million), before adjusting for one-off charges and gains due to an impairment loss and a gain on disposal, recovering from a loss in 2006.
 * Gross margin for the fourth quarter of 2007 increased to 50%, from 42% in the fourth quarter of 2006.
 * Net margin for the fourth quarter of 2007 increased to 25%, from
   -13% in the fourth quarter of 2006.
 * Basic and diluted earnings per share were RMB0.56 (US$0.08) and
   RMB0.51 (US$0.07) respectively.  Weighted average shares used in the computation of basic and diluted earnings per share for the fourth quarter of 2007 were 26.6 million and 28.0 million
   respectively.

Ron Chan, Chairman and Chief Executive Officer, commented: "Our strong financial results and effective execution of our business strategy in 2007 reflect excellent performance by our management team and staff.

"2007 was a year of transformation for us as we made our US public listing debut on the NASDAQ Global Market and took bold strides to enter new sectors of the rapidly growing China education market. We embarked on our strategy to expand our core e-learning business to include traditional bricks and mortar schools by opening eight Daily English Language Training Centers and by announcing the proposed acquisition of our first for-profit, private university, the Foreign Trade and Business College ("FTBC") of Chongqing Normal University. This strategy will provide ChinaCast an additional high margin, high growth business segment that has great stability of cash flow and good revenue and earnings visibility.

"Our e-learning business, which was still our primary business segment in 2007, continues to show steady, profitable growth in service revenues as our post-secondary, K-12 and vocational training customers expand their distance learning programs. Our service revenues grew 19% year-over-year in 2007 and we are targeting similar annual growth in 2008 as we sign up new clients and roll-out additional e-learning services.

"As stated previously, in December 2007 we signed a non-binding MOU to acquire up to an 80% stake in a for-profit, private university, the FTBC. I am happy to report that in February 2008 we signed the definitive agreement for the acquisition of an 80% controlling interest in FTBC for a cash consideration of RMB480 million (US$65.8 million). FTBC is a private, for-profit university with four-year degree and two-year diploma programs fully accredited by the PRC Ministry of Education, over 132 acres of real estate and 900 teaching and administrative staff. The University has over 10,000 students enrolled in the current academic year and plans to grow 15% in the next academic year starting September 2008.

"We also plan to accelerate this growth by introducing foreign degree/non-degree programs and opening a Daily English Language Training Center on campus. We expect to close this acquisition imminently and anticipate strong earnings for FTBC in 2008, which will further increase our corporate earnings growth starting in the second quarter of 2008.

"Starting from July 2007, we opened eight Daily English Language Training Centers in Beijing and plan to open an additional twelve centers in 2008. In addition, we plan to integrate our Daily English Language Training Centers into our university campuses and to expand to additional second and third tier cities in China over the next several years by franchising this business. We anticipate the earnings from this business segment to begin contributing to our growth in 2008.

"Our goal is to become a leading player in the emerging PRC for-profit education sector. Our strategy to accomplish it is to acquire additional schools and universities, with curriculum focused on career-oriented programs, over the next several years. We remain focused on acquiring targets that meet our criteria for excellence in service, best in class credentials and sound profitability and to develop synergies between these schools and our nationwide e-learning distribution platform. By executing this strategy, we target to have over 75,000 students attending our universities with revenues in excess of US$100 million over the next several years.

"In summary, we have concluded a year of record performance for ChinaCast and we are particularly excited about the outlook for 2008 given the positive growth trends in the education market in China. While our e-learning business continues to grow at a healthy rate, our corporate earnings will be significantly stronger in 2008 as our traditional school education services begin to make a substantial contribution to our financials. We have built a solid platform on which to drive long-term growth and will continue to seek new opportunities in the China education market while providing strong profitability for our shareholders."

Selected Financial Results for the Full Year Ended December 31, 2007

Total revenue for 2007 came to RMB187.7 million (US$25.7 million), an 8% increase from 2006. Service revenue for 2007, which is typically recurring in nature, amounted to RMB148.9 million (US$20.4 million), up 19% from 2006. Equipment revenue for 2007, mainly project based and which typically have lower margins, amounted to RMB38.8 million (US$5.3 million), a decrease of 20% from 2006. ChinaCast Education also reports revenue broken out according to three different education sectors:

 * Post-Secondary Distance Learning: Revenue from post secondary education distance learning services for 2007 increased by 24%
   to RMB69.6 million (US$9.5 million) as compared to 2006. This is due to increase in student enrollments, increase in tuition fees and the addition of another university partner, namely Tongji
   University. The total number of post-secondary students enrolled in courses using the Company's distance learning services for 2007 increased to 121,000 from 110,000 at the end of 2006.

 * K-12 Education Content Delivery: Revenue from the K-12 education content delivery business for 2007 decreased by approximately 13%
   to RMB68.3 million (US$9.4 million) mainly due to a reduction in equipment sales. The number of subscribing schools for K-12 distance learning services for 2007 remained steady at 6,500.

 * Vocational/Career Training Services: Revenue from
   vocational/career training services for 2007 increased by 26% to
   RMB49.8 million (US$6.8 million) as compared to 2006. The
   increase was mainly due to the expansion of service revenue from customers such as the Ministry of Labor and Taikang Life
   Insurance and the establishment of the English training service.

Total cost of sales for 2007 decreased by 4% to RMB85.5 million (US$11.7 million) in 2007, primarily due to the decrease in lower equipment sales which have lower margins. Gross profit margin increased from 49% in 2006 to 55% in 2007.

Selling and marketing expenses for 2007 increased by 187% to RMB6.6 million (US$0.9 million) primarily due to additional expenses after the establishment of the English training service. The English training business line is a consumer service business and involves more direct sales and marketing activities when compared with the other business segments.

General and administrative expenses were up by 26% to RMB55.1 million (US$7.6 million) in 2007 due to the increase in professional fees and other expenses associated with listing the Company's shares on the NASDAQ Global Market. There were also additional expenses associated with the establishment of the Daily English Language Training Center business starting in July 2007.

Income before tax for 2007 was RMB84.7 million (US$11.6 million), representing a 96% increase as compared to 2006 primarily due to an increase in gross profit, a one-off impairment loss reversal and an increase in interest income. Provision for income tax for fiscal year 2007 was RMB21.3 million (US$2.9 million), an increase of 73% as compared to 2006.

Net income for 2007 increased 198% to RMB58.7 million (US$8.0 million) from 2006 before adjusting for one-off charges due to impairment losses and discontinued operations. There was a one-off impairment loss of RMB13.3 million in 2006 and one-off gain on disposal of RMB10.3 million in 2007.

Basic and diluted earnings per share for 2007 were RMB2.21 (US$0.30) and RMB2.10 (US$0.29) respectively. Weighted average shares used in the computation of basic and diluted earnings per share for 2007 were 26.6 million and 28.0 million respectively.

Cash and bank balances together with term deposits increased to RMB735.4 (US$100.7) million as of December 31, 2007. Net operating cash flow for fiscal year 2007 was approximately RMB38.7 million (US$5.3 million).

Business Outlook for Fiscal Year 2008

ChinaCast estimates total revenue for the 2008 fiscal year ending December 31, 2008, to be in the range of RMB234 million to RMB256 million (US$32.0 million to US$35.0 million).

ChinaCast estimates net income for the 2008 fiscal year ending December 31, 2008, to be in the range of RMB80 million to RMB95 million (US$11.0 million to US$13.0 million). This forecast reflects ChinaCast's current and preliminary view, which is subject to change.

Conference Call Information

A conference call to discuss the results for the fiscal year and fourth quarter ended December 31, 2007, will be held on Monday, March 31, 2008, at 10:00 am US Eastern Time (10:00 pm Beijing Time). The discussion will feature remarks by Ron Chan, Chairman and CEO, and Tony Sena, CFO.

 Conference Call Information       Replay Details
 Date:  Monday, March 31, 2008     The replay will be available from
 Time:  10:00 am ET**              12:30 pm ET** Monday March 31, 2008
                                   until midnight ET** Monday,
                                   April 14, 2008

                                   Conference Replay Dial In
 Conference Dial In Numbers:       Numbers:
 ---------------------------       -------------------------
 US/Canada Toll Free:              US/Canada Toll Free:
  1 877 419-6603                    1 888-203-1112
 International: +1 719 325-4932    International: +1 719 457-0820
                                   Pass Code: 4734122
 Live Webcast:                     Web Replay:
 www.chinacasteducation.com        www.chinacasteducation.com

 **ET=US Eastern Time

Please access the website approximately 10 minutes prior to the start time in order to download a copy of the company's 2007 fiscal year and fourth quarter results presentation and to install any necessary software.

About ChinaCast Education Corporation

Established in 1999 with offices in Beijing and Shanghai, ChinaCast is one of the PRC's leading publicly listed e-learning and private education service providers. The Company provides its education services in three main education segments: post-secondary, K-12 and vocational/career. These services include interactive distance learning applications, multimedia education content, English language training and vocational/career training courses. The company is listed on the NASDAQ Global Market with the ticker symbol CAST.

Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements express our current expectations or forecasts of possible future results or events, including projections of future performance, statements of management's plans and objectives, future contracts, and forecasts of trends and other matters. These projections, expectations and trends are dependent on certain risks and uncertainties including such factors, among others, as growth in demand for education services, smooth and timely implementation of new training centers and other risk factors listed in the company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007. Forward-looking statements speak only as of the date of this filing, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as "anticipate", "estimate", "expect", "believe," "will likely result," "outlook," "project" and other words and expressions of similar meaning. No assurance can be given that the results in any forward-looking statements will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

                    CHINACAST EDUCATION CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except share-related data)

                               For the years ended December 31,
                        ----------------------------------------------
                           2005        2006        2007        2007
                        ----------  ----------  ----------  ----------
                            RMB         RMB         RMB         US$
 Revenues:
   Service                 116,221     125,556     148,903      20,397
   Equipment                29,797      48,563      38,827       5,319
                        ----------  ----------  ----------  ----------
                           146,018     174,119     187,730      25,716
                        ----------  ----------  ----------  ----------
 Cost of revenues:
   Service                 (40,300)    (41,251)    (45,823)     (6,227)
   Equipment               (29,054)    (48,139)    (39,678)     (5,435)
                        ----------  ----------  ----------  ----------
                           (69,354)    (89,390)    (85,501)    (11,712)
                        ----------  ----------  ----------  ----------
 Gross profit               76,664      84,729     102,229      14,004
                        ----------  ----------  ----------  ----------
 Operating (expenses)
  income:
 Selling and marketing
  expenses (including
  share-based
  compensation of
  RMB148, RMBnil and
  RMB170 for 2005,
  2006 and 2007,
  respectively)             (3,268)     (2,312)     (6,640)       (910)
 General and
  administrative
  expenses (including
  share-based
  compensation of
  RMB1,770, RMB1,181
  and RMB360 for 2005,
  2006 and 2007,
  respectively)            (35,238)    (43,626)    (55,145)     (7,554)
 Foreign exchange loss      (2,361)     (2,118)     (4,179)       (573)
 Management service fee     14,286      11,623      18,035       2,471
                        ----------  ----------  ----------  ----------
 Total operating
  expenses, net            (26,581)    (36,433)    (47,929)     (6,566)
                        ----------  ----------  ----------  ----------
 Income from operations     50,083      48,296      54,300       7,438
 Impairment loss on
  cost method
  investment                    --     (13,270)         --          --
 Gain on disposal of
  cost method
  investment                    --          --      10,270       1,407
 Interest income             4,594       8,302      20,156       2,761
 Interest expense              (19)        (18)        (38)         (5)
 Other income                  581          --          --          --
                        ----------  ----------  ----------  ----------
 Income before
  provision for income
  taxes, earnings in
  equity investments,
  and minority interest     55,239      43,310      84,668      11,601
 Provision for income
  taxes                    (10,540)    (12,299)    (21,263)     (2,913)
 Net income before
  earnings in equity
  investments and
  minority interest         44,699      31,011      63,425       8,688
 Earnings in equity
  investments                 (402)       (914)     (1,155)       (158)
 Minority interest          (8,574)     (5,833)     (3,242)       (455)
                        ----------  ----------  ----------  ----------
 Income from continuing
  operations                35,723      24,264      59,028       8,035
                        ----------  ----------  ----------  ----------
 Discontinued
  operations
   Income (loss) from
    discontinued
    operations, net of
    taxes of RMBnil
    for both 2006 and
    2007                       834      (2,250)       (139)        (19)
   Minority interest
    in discontinued
    operations, net of
    taxes of RMBnil
    for both 2006 and
    2007                    (1,669)     (2,310)       (230)        (31)
                        ----------  ----------  ----------  ----------
 Loss on discontinued
  operations                  (835)     (4,560)       (369)        (50)
 Net income                 34,888      19,704      58,659       8,035
                        ==========  ==========  ==========  ==========
 Net income per share
   Basic                      2.09        1.17        2.21        0.30
                        ==========  ==========  ==========  ==========
   Diluted                    2.02        1.00        2.10        0.29
                        ==========  ==========  ==========  ==========
 Weighted average
  shares used in
  computation:
   Basic                16,657,872  16,872,309  26,567,240  26,567,240
                        ==========  ==========  ==========  ==========
   Diluted              17,292,280  19,731,999  27,975,731  27,975,731
                        ==========  ==========  ==========  ==========

                   FULL YEAR 2007 (US GAAP AUDITED)
                    CHINACAST EDUCATION CORPORATION
                      CONSOLIDATED BALANCE SHEETS
               (In thousands, except share-related data)

                                            As of December 31,
                                    ----------------------------------
                                       2006        2007        2007
                                    ----------  ----------  ----------
                                        RMB         RMB         US$
 Assets

 Current assets:
   Cash and cash equivalents           278,067     138,610      18,988
   Term deposits                       442,921     596,768      81,749
   Accounts receivable, net of
    allowance of RMB148 for both
    2006 and 2007                       41,692      35,316       4,838
   Inventory                             3,067       2,015         276
     Prepaid expenses and other
      current assets                     5,199       7,127         976
   Amounts due from related parties      2,583       3,248         445
                                    ----------  ----------  ----------
 Total current assets                  773,529     783,084     107,272
 Non-current deposits                       --       1,948         267
 Property and equipment, net            14,332      11,107       1,522
 Acquired intangible assets, net        14,028      21,781       2,984
 Long-term investments                   5,114      11,165       1,529
 Deferred tax assets                       172          --          --
 Non-current advances to a related
  party                                129,866     119,914      16,426
 Goodwill                                3,538       1,715         235
                                    ----------  ----------  ----------
 Total assets                          940,579     950,714     130,235
                                    ==========  ==========  ==========
 Liabilities, minority interest,
  and shareholders' equity

 Current liabilities:
   Accounts payable                     16,403      13,027       1,785
   Accrued expenses and other
    current liabilities                 96,204      53,376       7,311
   Amounts due to related parties        4,469          --          --
   Income taxes payable                 42,769      31,237       4,279
   Current portion of capital
    lease obligation                       146          34           5
                                    ----------  ----------  ----------
 Total current liabilities             159,991      97,674      13,380
                                    ----------  ----------  ----------
   Capital lease obligation, net
    of current portion                      37          --          --
   Unrecognized tax benefits                --      27,892       3,821
                                    ----------  ----------  ----------
 Total non-current liabilities              37      27,892       3,821

 Total liabilities                     160,028     125,566      17,201
                                    ----------  ----------  ----------

 Minority interest                     145,501      20,512       2,810
                                    ----------  ----------  ----------

                    CHINACAST EDUCATION CORPORATION
               CONSOLIDATED BALANCE SHEETS - continued
               (In thousands, except share-related data)

                                            As of December 31,
                                    ----------------------------------
                                       2006        2007        2007
                                    ----------  ----------  ----------
                                        RMB         RMB         US$
 Commitments and contingencies

 Shareholders' equity:
   Ordinary shares (US$0.0001 par
    value;100,000,000 shares
    authorized; 23,140,702 and
    27,292,641 shares issued and
    outstanding in 2006 and 2007,
    respectively)                           18          21           3
   Additional paid-in capital          653,000     768,844     105,321
   Statutory reserve                     9,721      16,087       2,204
   Accumulated other comprehensive
    loss                                (2,762)     (5,205)       (713)
   (Accumulated deficit) retained
    earnings                           (24,927)     24,889       3,409
                                    ----------  ----------  ----------
 Total shareholders' equity            635,050     804,636     110,224
                                    ----------  ----------  ----------
 Total liabilities, minority
  interest, and shareholders'
  equity                               940,579     950,714     130,235
                                    ==========  ==========  ==========

                   CHINACAST EDUCATION CORPORATION
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                              For the years ended December 31,
                        ----------------------------------------------
                           2005        2006        2007        2007
                        ----------  ----------  ----------  ----------
                            RMB         RMB         RMB         US$
 Cash flows from
  operating
  activities:
 Net income                 34,888      19,704      58,659       8,035
 Adjustments to
  reconcile net income
  to net cash provided
  by operating
  activities:
   Minority interest
    in continuing
    operations               8,574       5,833       3,242         445
   Minority interest
    in discontinued
    operations               1,669       2,310         230          31
   Depreciation and
    amortization             8,745      12,336       5,253         720
   Share-based
    compensation             1,918       1,181         530          73
   Provision for bad
    debts                       37         111          --          --
   Loss on disposal of
    property and
    equipment                    3           7          --          --
   Earnings in equity
    investments                402         914       1,155         158
   Write-down of
    inventory                   --          --         492          67
   Impairment loss on
    cost method
    investment                  --      13,270          --          --
   Gain on disposal of
    cost method
    investment                  --          --     (10,270)     (1,407)
 Changes in assets and
  liabilities:
   Accounts receivable     (22,713)     (3,212)      3,117         427
 Inventory                    (508)        352         396          54
 Prepaid expenses and
  other current assets      (5,345)      9,524      (3,486)       (478)
 Non-current deposits           --          --      (1,968)       (270)
 Amounts due from
  related parties           (1,694)        821        (665)        (91)
 Accounts payable            7,418       5,776      (2,021)       (277)
 Accrued expenses and
  other current
  liabilities               16,941      13,961     (30,647)     (4,198)
 Amount due to related
  parties                       87         243        (134)        (18)
 Income taxes payable        7,335      11,639      10,089       1,382
 Deferred tax assets           172         173         172          24
 Unrecognized tax
  benefits                      --          --       4,555         624
                        ----------  ----------  ----------  ----------
 Net cash provided by
  operating activities      57,929      94,943      38,699       5,301
                        ----------  ----------  ----------  ----------
 Cash flows from
  investing activities:
 Purchase of equity
  investment                (4,300)         --          --          --
 Purchase of cost
  investment               (15,000)         --          --          --
 Repayment from amount
  due from a related
  party                         --       5,000          --          --
 Advances to related
  parties                  (15,182)         --      (1,443)       (198)
 Repayment from
  advance to related
  parties                       --      18,611      11,395       1,561
 Refundable deposit
  for purchase of
  equipment                 (3,800)         --          --          --
 Return of deposit for
  purchase of
  equipment                  9,004       3,800          --          --
 Deposits for business
  acquisition                   --     (10,000)         --          --
 Return of deposit for
  business acquisition          --      10,000          --          --
 Purchase of property
  and equipment               (297)     (1,301)     (2,690)       (368)
 Purchase of
  subsidiaries, net of
  cash acquired            (12,195)         --          --          --
 Term deposits              50,103    (169,123)   (153,847)    (21,075)
 Disposal of cost
  method investment             --          --      12,000       1,644
 Acquisition of brand
  name usage right              --          --     (22,532)     (3,087)
 Cash disposed of from
  disposal of
  subsidiary                    --          --      (9,133)     (1,248)
                        ----------  ----------  ----------  ----------
 Net cash provided by
  (used in) investing
  activities                 8,333    (143,013)   (166,230)    (22,771)
                        ----------  ----------  ----------  ----------
 Cash flows from
  financing activities:
 Capital distribution           --          --      (5,793)       (794)
 Net cash proceeds
  from the Share
  Exchange Transaction          --     196,247          --          --
 Repayment of capital
  lease obligation            (151)       (160)       (147)        (20)
 Repayment of bank loan       (140)         --          --          --
 Repayment of advances
  from related parties          --          --      (4,251)       (582)
 Exercise of share
  options                       --       9,699          --          --
                        ----------  ----------  ----------  ----------
 Net cash provided by
  (used in) financing
  activities                  (291)    205,786     (10,191)     (1,396)

          CONSOLIDATED STATEMENTS OF CASH FLOWS - continued
                            (In thousands)

 Effect of foreign
  exchange rate changes        (28)        (17)     (1,735)       (237)

 Net increase
  (decrease) in cash
  and cash equivalents      65,943     157,699    (139,457)    (19,103)
 Cash and cash
  equivalents at
  beginning of the year     54,425     120,368     278,067      38,091
                        ----------  ----------  ----------  ----------
 Cash and cash
  equivalents at end
  of the year              120,368     278,067     138,610      18,988
                        ==========  ==========  ==========  ==========

 Non-cash investing
  and financing
  activities:
   Acquisition of
    property and
    equipment in
    exchange for
    payable                    392         144          --          --
                        ==========  ==========  ==========  ==========

 Disposal of
  subsidiaries:
   Consideration:
     Offset against
      payable                   --          --       6,300         863
     Addition to cost
      method                    --          --       8,936       1,224

                                --          --      15,236       2,087
                        ==========  ==========  ==========  ==========

 Supplemental cash
  flow information:
   Interest paid                19          18          38           5
                        ==========  ==========  ==========  ==========
   Income taxes paid         3,270       1,314       7,865       1,077
                        ==========  ==========  ==========  ==========
 Acquisition of
  subsidiaries:
   Cash consideration       21,000          --          --          --
                        ==========  ==========  ==========  ==========

CONTACT:  ChinaCast Education Corporation
          Michael J. Santos, Chief Marketing Officer &
           Investor Relations Officer
          (86-10) 6566-7788
          Fax: (86-10) 8528-8366
          mjsantos@chinacasteducation.com
          www.chinacasteducation.com
          15/F Reignwood Center, No. 8 Yong An-Dongli,
           Jianguomenwai Avenue
          Beijing 100022, PRC

          Advanced Investor Relations, L.L.C.
          U.S. Investor Relations Contact:
          Miranda Weeks
          (703) 485-6067
          miranda@advancedinvestorrelations.com